Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-57578) of Republic First Bancorp, Inc. of our reports dated March 10, 2008, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2007.

Beard Miller Company LLP
Malvern, Pennsylvania
March 10, 2008